Exhibit 99.1

VeriSign Reports Second Quarter 2008 Results

Company Delivers In-line Revenue and Non-GAAP EPS Growth

MOUNTAIN VIEW, CA – August 6, 2008 – VeriSign, Inc. (Nasdaq: VRSN), the trusted provider of Internet infrastructure services, today reported financial results for the second quarter ended June 30, 2008.

VeriSign reported revenue of $303 million for the second quarter of 2008. On a GAAP basis, VeriSign reported a net loss of $68 million and a net loss per share of $0.35. These GAAP results reflect a $92 million non-cash impairment charge on certain long-lived assets and assets held for sale. Also recorded were restructuring charges of $98 million in continuing and discontinued operations.

VeriSign reported segment revenue for Internet Infrastructure and Identity Services (3IS), or the “core businesses” of Naming, SSL and IAS, of $233 million, up 4% from Q1 2008 and up 21% year over year.

On a non-GAAP basis (which excludes items described below) for our core businesses, VeriSign reported net income of $50 million for the second quarter of 2008 and fully-diluted earnings per share of $0.25. A table reconciling the GAAP to the non-GAAP results reported above is appended to this release.

“Our revenue performance and non-GAAP earnings validate our strategy to focus on our core businesses, a strategy to which we are firmly committed,” said Jim Bidzos, executive chairman of the board of directors, president and chief executive officer on an interim basis of VeriSign. “As we look toward the future, we will work to identify opportunities that align with our core competencies and extend what we believe to be our leading position as the trusted third party of the Internet.”

“We are pleased by our performance during the second quarter,” said Brian Robins, acting chief financial officer of VeriSign. “Company-wide disciplined expense management contributed to non-GAAP operating margin improvement for the core services of nearly 400 basis points since last quarter, and the solid performance of our core services coupled with other positive working capital contributions resulted in strong cash flow of $169 million in the quarter.”

Business and Corporate Highlights

•

VeriSign Naming Services ended the quarter with approximately 87.3 million active domain names in the adjusted zone for .com and .net, representing a 3% increase over Q1 2008 and 20% increase year over year.

•	In June, VeriSign announced additional infrastructure deployments in Europe with new sites in France and Belgium to fortify its Internet infrastructure as part of Project Titan.

•

VeriSign’s Naming Services business continues to stimulate demand for .com by seeking new distribution partners. VeriSign recently announced the first ..com/.net ICANN accredited registrar in Mexico, Interplanet.

•

VeriSign SSL Services ended the quarter with 1,056,000 SSL certificates in the installed base, up 3% from 1,024,000 in Q1 2008 and an increase of 14% from 923,000 for certificates for the same quarter last year.

•	VeriSign EV SSL customers announced in Q2 include Buy.com, Blue Nile and Overtons.

•	As of June 30, 2008, there are more than 1.9 million credentials in distribution for our VIP network and one time password (OTP) programs.

•	VeriSign was selected during the quarter by Microsoft as an OpenID provider for users of HealthVault.

•

On July 3, we announced that Jim Bidzos, founder of VeriSign, was appointed executive chairman, president and chief executive, on an interim basis. A search for a permanent president and chief executive is currently underway.

•	VeriSign 2008 Analyst Day will be held on Wednesday, November 12, 2008 in New York City. Details on the event agenda and registration will be announced at a later date.

Financial Highlights

•	Non-core businesses delivered $70 million of revenue in the second quarter of 2008, and revenue from discontinued operations was $89 million.

•	VeriSign ended the second quarter of 2008 with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $669 million, an increase of $137 million from the prior quarter.

•	Cash flow from operations for the quarter was $169 million and $244 million year-to-date.

•	Capital expenditures were approximately $34 million for the second quarter of 2008 and $60 million year-to-date.

•	During the second quarter of 2008, the balance of $140 million on the line of credit was paid in full.

•	In June 2008, the company completed the sale and leaseback of two headquarter buildings in Mountain View, California. The buildings were sold for net cash proceeds of $48 million.

•	Deferred revenue on June 30, 2008 totaled $780 million, an increase of $19 million from the prior quarter.

•	On August 5, 2008, the Board of Directors approved an additional authorization for share repurchases of $680 million, which brings the total amount authorized to $1 billion.

The financial statements in this press release include an immaterial revision to reduce the income tax expense for the first quarter of 2008.

Non-GAAP Items

Non-GAAP results exclude the following items which are included under GAAP: income or loss from discontinued operations, loss from non-core businesses, stock-based compensation, amortization of intangible assets, restructuring costs, non-recurring costs, and gains and losses on investments and derivatives. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 pm (PDT) to review the quarter’s results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-0976 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 9794237) beginning at 5:00 pm (PDT) on August 6 and will run through August 12. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Lisa Malloy, lmalloy@verisign.com, 202-270-7600

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services, and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the planned divestitures of certain businesses may be delayed, may generate less proceeds than expected or may incur unanticipated costs or otherwise negatively affect VeriSign’s financial condition, results of operations or cash flows, and the uncertainty of whether Project Titan will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$621,017	$1,376,722
Short-term investments	548	1,011
Accounts receivable, net of allowance for doubtful accounts of $3,729 and $6,329 at June 30, 2008, and December 31, 2007, respectively	125,138	208,799
Prepaid expenses and other current assets	160,203	163,041
Assets held for sale	466,204	—

Total current assets	1,373,110	1,749,573

Property and equipment, net	435,971	621,917
Goodwill	617,524	1,082,420
Other intangible assets, net	62,386	121,792
Restricted cash	47,209	46,936
Other assets	300,976	290,647
Investments in unconsolidated entities	112,137	109,828

Total long-term assets	1,576,203	2,273,540

Total assets	$2,949,313	$4,023,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$318,110	$398,124
Accrued restructuring costs	31,544	2,878
Deferred revenues	581,833	552,070
Other liabilities	2,844	2,632
Liabilities related to assets held for sale	9,041	—

Total current liabilities	943,372	955,704

Long-term deferred revenues	198,486	186,719
Long-term accrued restructuring costs	1,208	1,473
Convertible debentures	1,263,199	1,265,296
Other long-term liabilities	39,846	41,133

Total long-term liabilities	1,502,739	1,494,621

Total liabilities	2,446,111	2,450,325

Commitments and contingencies
Minority interest in subsidiaries	58,715	54,485
Stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 196,687,528 excluding 104,896,643 held in treasury, at June 30, 2008, and 222,849,348 excluding 73,720,953 shares held in treasury, at December 31, 2007	301	297
Additional paid-in capital	21,551,301	22,559,045
Accumulated deficit	(21,117,891)	(21,043,014)
Accumulated other comprehensive income	10,776	1,975

Total stockholders’ equity	444,487	1,518,303

Total liabilities and stockholders’ equity	$2,949,313	$4,023,113

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$303,240	$258,988	$599,873	$528,884

Costs and expenses
Cost of revenues	86,033	82,675	177,620	169,561
Sales and marketing	51,993	62,545	109,581	139,732
Research and development	32,891	31,868	68,752	71,937
General and administrative	57,783	74,355	120,380	122,846
Restructuring, impairments and other charges, net	136,958	14,319	157,071	38,434
Amortization of other intangible assets	5,495	16,461	14,193	34,631

Total costs and expenses	371,153	282,223	647,597	577,141

Operating loss	(67,913)	(23,235)	(47,724)	(48,257)
Other (loss) income, net	(5,171)	11,934	(7,743)	93,214

(Loss) income from continuing operations before income taxes, earnings (loss) from unconsolidated entities and minority interest	(73,084)	(11,301)	(55,467)	44,957

Income tax benefit (expense)	4,293	(5,632)	(1,003)	(10,254)
Earnings (loss) from unconsolidated entities, net of tax	1,172	1,748	(590)	2,196
Minority interest, net of tax	(989)	82	(1,895)	(487)

(Loss) income from continuing operations	(68,608)	(15,103)	(58,955)	36,412
Discontinued operations, net of tax	565	10,386	(15,192)	20,624

Net (loss) income	$(68,043)	$(4,717)	$(74,147)	$57,036

Basic (loss) income per share from:
Continuing operations	$(0.35)	$(0.06)	$(0.29)	$0.15
Discontinued operations	—	0.04	(0.08)	0.08

Net (loss) income	$(0.35)	$(0.02)	$(0.37)	$0.23

Diluted (loss) income per share from:
Continuing operations	$(0.35)	$(0.06)	$(0.29)	$0.15
Discontinued operations	—	0.04	(0.08)	0.08

Net (loss) income	$(0.35)	$(0.02)	$(0.37)	$0.23

Shares used in per share computation:
Basic	195,515	243,846	201,032	243,849

Diluted	195,515	243,846	201,032	246,102

In presenting the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2008, the Company has adjusted its net loss, as reported, for the three months ended March 31, 2008. Penalties and interest related to late payment of federal and state payroll taxes of $7.3 million previously recorded to general and administrative expense for the three months ended March 31, 2008, were revised to the previous periods in which the charges arose. Additionally, the Company reduced its total income tax expense for the three months ended March 31, 2008, by $5.0 million.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(74,147)	$57,036
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on divestiture of businesses, net of tax	(31,629)	(74,999)
Unrealized gain on joint venture call options	—	(3,755)
Unrealized gain on contingent interest derivative on convertible debentures	(2,084)	—
Depreciation of property and equipment	61,084	55,564
Amortization of other intangible assets	17,452	61,456
Impairment of goodwill, other intangible assets and assets held for sale	117,208	4,849
Provision for doubtful accounts	1,166	(720)
Stock-based compensation	46,096	42,047
Restructuring and other charges, net	45,679	37,342
Loss on sale of property and equipment	80,371	—
Net gain on sale and impairment of investments	(258)	(885)
Loss (earnings) from unconsolidated entities, net of tax	590	(2,196)
Minority interest, net of tax	1,895	487
Deferred income taxes	(19,355)	(11,469)
Changes in operating assets and liabilities:
Accounts receivable	31,186	(110,843)
Prepaid expenses and other current assets	10,330	130,661
Accounts payable and accrued liabilities	(104,105)	(106,241)
Deferred revenues	62,302	76,698

Net cash provided by operating activities	243,781	155,032

Cash flows from investing activities:
Purchases of investments	—	(135,882)
Proceeds from sale of property and equipment	48,843	—
Proceeds from maturities and sales of investments	100	248,128
Purchases of property and equipment	(59,620)	(47,511)
Proceeds received from divestiture of businesses, net of cash contributed	60,613	152,643
Proceeds received from contingent purchase price adjustment	1,175	—
Other assets	1,950	1,989

Net cash provided by investing activities	53,061	219,367

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	92,405	—
Change in net assets of minority interest	134	89
Repurchases of common stock	(1,148,380)	—
Proceeds from credit facility	200,000	—
Repayment of short-term debt related to credit facility	(200,000)	(199,000)
Dividend paid to minority interest	(723)	—

Net cash used in financing activities	(1,056,564)	(198,911)

Effect of exchange rate changes on cash and cash equivalents	4,017	(984)

Net (decrease) increase in cash and cash equivalents	(755,705)	174,504
Cash and cash equivalents at beginning of period	1,376,722	501,784

Cash and cash equivalents at end of period	621,017	676,288
Cash and cash equivalents of Jamba Service at end of period	—	(19,771)

Cash and cash equivalents of continuing operations at end of period	$621,017	$656,517

Supplemental cash flow disclosures:
Cash paid for interest	$20,442	$2,649

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

	Three Months Ended June 30, 2008		Six Months Ended June 30, 2008
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$(67,913)	$(68,043)	$(47,724)	$(74,147)
Discontinued operations and non-core businesses (1)	52,981	60,828	69,865	87,948
Adjustments to core businesses: (1)
Stock based compensation	16,549	16,549	30,456	30,456
Amortization of intangibles	2,537	2,537	5,028	5,028
Restructuring costs	81,899	81,899	96,023	96,023
Other non-recurring costs (2)	(6,364)	(6,364)	(6,289)	(6,289)
Gains or losses on investments and derivatives		(410)		(2,408)
Tax adjustment (3)		(37,166)		(42,980)

Non-GAAP as adjusted	$79,689	$49,830	$147,359	$93,631

Fully-diluted shares	202,505	202,505	206,488	206,488

Per fully-diluted share	$0.39	$0.25	$0.71	$0.45

(1)	As of June 30, 2008, the Company’s business consists of the following reportable segments: Internet Infrastructure and Identity Services (“3IS”) and Other Services which represents continuing operations of non-core businesses and legacy products and services. The 3IS segment is also referred to as “core businesses” which are Naming, SSL, and IAS.

(2)	Other non-recurring costs primarily consists of a $6.3 million release of costs expected to be incurred settling a legal matter.

(3)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding minority interest, which is presented net of tax on the Statements of Operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: income or loss from discontinued operations, loss from non-core businesses, stock-based compensation, amortization of intangible assets, restructuring costs, non-recurring costs, and gains and losses on investments and derivatives. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 31, 2007	June 30, 2007
Revenues from core business	$232,963	$223,085	$212,408	$202,916	$193,260